                                                           Exhibit No. EX-99.a.1

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                                    MGI FUNDS

                           a Delaware Statutory Trust

                          (formed as of March 11, 2005)

                                TABLE OF CONTENTS

     SECTION 4.      STATUS OF SHARES AND LIMITATION OF PERSONAL
                       LIABILITY...............................................9
     SECTION 5.      POWER OF BOARD OF TRUSTEES TO MAKE TAX
                       STATUS ELECTION.........................................9
     SECTION 6.      ESTABLISHMENT AND DESIGNATION OF SERIES AND

     SECTION 1.      NUMBER, ELECTION, TERM, REMOVAL AND
                       RESIGNATION............................................13
     SECTION 2.      TRUSTEE ACTION BY WRITTEN CONSENT WITHOUT A
                       MEETING................................................14
     SECTION 3.      POWERS; OTHER BUSINESS INTERESTS; QUORUM;

     SECTION 3.      SHAREHOLDER ACTION BY WRITTEN CONSENT

ARTICLE VI.      NET ASSET VALUE; DISTRIBUTIONS; REDEMPTIONS;
                 TRANSFERS....................................................21

     SECTION 1.      DETERMINATION OF NET ASSET VALUE, NET INCOME

     SECTION 2.      MERGER OR CONSOLIDATION; CONVERSION;

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                    MGI FUNDS

     AGREEMENT AND DECLARATION OF TRUST made as of this 11th day of March, 2005, by the  Trustees  hereunder,  and by the  holders  of Shares to be issued by the
Trust hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS  this Trust is being formed to carry on the business of an open-end management  investment company as defined in the Investment Company Act of 1940;
and

     WHEREAS this Trust is authorized to issue its Shares in separate Series, to divide  Shares of any Series into two or more  classes,  and to issue classes of any Series, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions  of the Delaware  Statutory  Trust Act, as amended from time to time, and the provisions hereinafter set forth;

     NOW,  THEREFORE,  the Trustees hereby declare that they will hold all cash, securities  and other  assets  that they may from  time to time  acquire  in any manner as  Trustees  hereunder  IN TRUST and will manage and dispose of the same upon the following  terms and  conditions  for the benefit of the holders,  from time to time, of Shares created hereunder as hereinafter set forth.

                                   ARTICLE I.

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "MGI Funds," and the Board of
Trustees  shall  conduct the  business of the Trust under that name,  which name
(and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers,  agents, employees or holders of Shares.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices of the Trust at any place(s) where the Trust intends to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time.

     (b) "Affiliate" shall have the same meaning as "affiliated person," as such term is defined in the 1940 Act when used with reference to a specified  Person, as defined below.

     (c) "Board of Trustees"  shall mean the governing body of the Trust,  which is  comprised  of the number of  Trustees  of the Trust  fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein.

     (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated from time to time in accordance  with Article VIII therein.  Such By-Laws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust.

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust to be filed with the office of the  Secretary  of State of the State of Delaware as required  under the DSTA,  to form the Trust,  as such  certificate  shall be amended or restated from time to time and filed with such office.

     (f) "Class"  shall mean each class of shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof.

     (g) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time.

     (h) "Commission" shall have the meaning given that term in the 1940 Act.

     (i)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust,  as amended or restated  from time to time.  This  Declaration  of Trust, together with the By-Laws,  shall  constitute  the  governing  instrument of the
Trust under the DSTA.

     (j) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.  C.ss.3801, et seq.), as amended from time to time.

     (k) "General  Liabilities"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration of Trust.

     (l) "Interested  Person" shall have the meaning given that term in the 1940
Act.

     (m)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof.

     (n) "National Financial  Emergency" shall mean the whole or any part of any period  during:  (i) which an emergency  exists as a result of which disposal by the Trust of  securities  or other assets  owned by the Trust is not  reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine  the net asset value of its assets;  or (iii) such other period as the
Commission may by order permit for the protection of investors.

     (o) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory or business trust.

     (p) "Principal  Underwriter"  shall have the meaning given that term in the
1940 Act.

     (q)  "Registration  Statement"  as of any  particular  time  shall mean the
Registration  Statement  of the Trust that is  effective  at such time under the
1940 Act.

     (r) "Series"  shall mean each Series of Shares  established  and designated under and in accordance with the provisions of Article III hereof and shall mean an entity such as that described in the 1940 Act.

     (s)  "Shareholder"  shall  mean a record  owner of Shares  pursuant  to the
By-Laws.

     (t) "Shares" shall mean the outstanding shares of beneficial  interest into which the beneficial interest in the Trust shall be divided,  from time to time, and shall include fractional and whole Shares.

     (u) "Trust" shall mean the Delaware statutory trust formed pursuant to this
Declaration of Trust and the filing of the  Certificate of Trust with the office of the Secretary of State of the State of Delaware.

     (v)  "Trust  Property"  shall  mean as of any  particular  time any and all property, real or personal, tangible or intangible,  which at such time is owned or held by or for the  account  of the  Trust,  or one or more of any Series and
Class thereof,  including,  without limitation, the rights referenced in Article
X, Section 5 hereof.

     (w)  "Trustee"  or  "Trustees"  shall  mean  each  Person  who  signs  this
Declaration of Trust as a trustee, and all other Persons who, from time to time, may be duly elected or appointed, qualified and serving on the Board of Trustees in  accordance  with the  provisions  hereof  and the  By-Laws,  so long as such signatory  or other  Person  continues  in office in  accordance  with the terms hereof and the  By-Laws.  Reference  herein to a Trustee or the  Trustees  shall refer to such Person or Persons in such Person's or Persons'  capacity(ies) as a trustee or trustees hereunder and under the By-Laws.

     (x) "Vote of a majority of the outstanding  voting  securities"  shall have the meaning provided under Subsection  2(a)(42) of the 1940 Act or any successor provision thereof, which Subsection, as of the date hereof, provides as follows:
the vote, at a meeting of the Shareholders,  (i) of sixty seven percent (67%) or more of the voting securities  present in person or represented by proxy at such meeting,  if the  holders of more than fifty  percent  (50%) of the  outstanding voting  securities of the Trust are present or represented by proxy;  or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less;  provided  that, if any matter affects only the interests of some but not all Series or Classes and only the Shareholders of such affected
Series or Classes  shall be  entitled  to vote on the  matter,  as  provided  in
Article III,  Section 6(d) hereof,  then for purposes of the foregoing vote, the foregoing  respective  percentages shall be percentages of the voting securities of such Series or Classes rather than the voting securities of the Trust.

                                  ARTICLE II.

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of an  open-end  management  investment  company  registered  under the 1940 Act directly, or if one or more Series is established hereunder, through one or more
Series,  investing primarily in securities.  In furtherance of the foregoing, it shall  be the  purpose  of  the  Trust  to do  everything  necessary,  suitable, convenient or proper for the conduct, promotion and attainment of any businesses and  purposes  that at any time may be  incidental  or may appear  conducive  or expedient  for the  accomplishment  of the  business of an  open-end  management investment  company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust formed under the DSTA. In connection  therewith, the Trust shall have and may exercise all of the powers,  rights and  privileges granted to, or conferred  by the laws of the State of Delaware  upon, a Delaware statutory  trust  formed  under the DSTA,  including,  without  limitation,  the following powers:

     (a) To hold, invest and reinvest its funds, and in connection therewith, to make any changes in the  investment of the assets of the Trust,  to hold part or all of its funds in cash, to hold cash uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage,  transfer,  exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future  acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including,  without limitation, all types of bonds, debentures,  stocks, shares, units of beneficial  interest,  preferred  stocks,  negotiable or non-negotiable instruments,  obligations,  evidences of indebtedness, money market instruments, certificates of deposit or indebtedness,  bills,  notes,  mortgages,  commercial paper,  repurchase or reverse  repurchase  agreements,  finance paper,  bankers'
acceptances,  and  any  options,   certificates,   receipts,  warrants,  futures
contracts  or other  instruments  representing  rights to  receive,  purchase or subscribe  for the same,  or  evidencing  or  representing  any other  rights or interests  therein or in any  property or assets,  and other  securities  of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  Government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

     (f) To hold any  security or property in a form not  indicating  that it is
Trust Property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the Board of Trustees may deem  necessary or  appropriate  for the conduct of the business,  including,  without  limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser,  Principal Underwriters,  or independent contractors, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds;

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount;

     (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in stocks, shares, bonds, debentures and other securities,  instruments or other property  of the  Trust,  from  time to time,  to such  extent  as the  Board of
Trustees  shall,  consistent  with the provisions of this  Declaration of Trust, determine;  and to reacquire  and redeem,  from time to time,  its Shares or, if any, its bonds, debentures and other securities;

     (s) To engage in and to prosecute, defend, compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or any Series or Class thereof, and out of the assets of the Trust or a particular Series or Class, as applicable, to pay or to satisfy  any  debts,  claims  or  expenses  incurred  in  connection  therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate  committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim, or demand, derivative or otherwise,  brought by any
Person, including a Shareholder in the Shareholder's own name or the name of the
Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust;

     (t)  To  exercise  and  enjoy,   in  Delaware  and  in  any  other  states,
territories,  districts and U.S.  dependencies and in foreign countries,  all of the  foregoing  powers,  rights  and  privileges,  and  the  enumeration  of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

     (u) In  general,  to carry on any  other  business  in  connection  with or incidental to its trust purposes, to do everything necessary, suitable or proper for the  accomplishment  of such purposes or for the attainment of any object or the  furtherance  of any  power  hereinbefore  set  forth,  either  alone  or in association  with  others,  and to do every  other  act or thing  incidental  or appurtenant  to, or growing out of, or connected with, its business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or to take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III.

                                     SHARES

     Section 1. Division of Beneficial Interest.

     (a) The  beneficial  interest  in the Trust shall be divided  into  Shares, without  par value.  The number of shares of  beneficial  interest  in the Trust authorized  hereunder,  and of each Series and Class as may be established  from time to time, is unlimited.  The Board of Trustees may authorize,  in accordance with the 1940 Act, the division of Shares into  separate and distinct  Series of
Shares and the  division  of any Series  into  separate  Classes of Shares.  The different  Series and Classes shall be established  and  designated  pursuant to
Article III, Section 6 hereof.  If no separate Series or Classes of Series shall be established, the Shares shall have the rights, powers and duties provided for herein  and in Article  III,  Section 6 hereof to the  extent  relevant  and not otherwise provided for herein, and all references to Series and Classes shall be construed  (as the context may  require) to refer to the Trust.  The fact that a
Series shall have initially been established and designated without any specific establishment  or designation  of Classes (i.e.,  that all Shares of such Series are  initially of a single  Class) shall not limit the authority of the Board of
Trustees to establish and designate  separate  Classes of said Series.  The fact that a Series shall have more than one established and designated  Class,  shall not limit the  authority  of the Board of Trustees to  establish  and  designate additional Classes of said Series.

     (b) The Board of  Trustees  shall have the power to issue  authorized,  but unissued  shares of  beneficial  interest of the Trust,  or any Series and Class thereof,  from time to time,  for such  consideration  paid  wholly or partly in cash, securities or other property as may be determined from time to time by the
Board of Trustees,  subject to any  requirements or limitations of the 1940 Act.
The Board of Trustees,  on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.
The  Board of  Trustees  may  classify  or  reclassify  any  unissued  shares of beneficial  interest  or any shares of  beneficial  interest of the Trust or any
Series or Class thereof,  that were previously  issued and are reacquired,  into one or more Series or Classes that may be established  and designated  from time to time.  Notwithstanding  the  foregoing,  the Trust and any Series thereof may acquire,  hold,  sell and  otherwise  deal in, for  purposes  of  investment  or otherwise,  the Shares of any other  Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the  holder to voting  rights as  provided  in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized,  but unissued Shares or other  securities  issued by the
Trust or any  Series  thereof.  The Board of  Trustees,  from time to time,  may divide or combine the Shares of the Trust or any particular  Series thereof into a greater or lesser number of Shares of the Trust or that Series,  respectively.
Such  division or  combination  shall not  materially  change the  proportionate beneficial  interests of the holders of Shares of the Trust or that  Series,  as the  case  may be,  in the  Trust  Property  at the  time of  such  division  or combination  that is held with respect to the Trust or that Series,  as the case may be.

     (d) Any Trustee,  officer or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold and dispose of Shares in the Trust or any Series and Class thereof,  to the same extent as if such Person were not a Trustee,  officer or other agent of the
Trust;  and the Trust or any  Series  may issue and sell and may  purchase  such shares of  beneficial  interest  from any such Person or any such  organization, subject to the limitations,  restrictions or other provisions  applicable to the sale or purchase of such shares herein and the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained separately for the Shares of each
Series  and  Class  thereof  that  has  been  established  and  designated.   No
certificates  certifying  the  ownership of Shares shall be issued except as the
Board of  Trustees  may  otherwise  determine  from  time to time.  The Board of
Trustees may make such rules not  inconsistent  with the  provisions of the 1940
Act as the Board considers  appropriate for the issuance of Share  certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees, in its sole discretion,  may permit the Principal Underwriter to impose a sales  charge upon any such sale.  Every  Shareholder,  by virtue of having  become a  Shareholder,  shall be deemed to have  expressly  assented and agreed to the terms of this  Declaration  of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class thereof shall be effective, without  the  requirement  of  Shareholder  approval,  upon  the  adoption  of a resolution  by not less than a  majority  of the then Board of  Trustees,  which resolution shall set forth such  establishment  and designation and may provide, to the  extent  permitted  by the DSTA,  for  rights,  powers and duties of such
Series  or Class  thereof  (including  variations  in the  relative  rights  and preferences as between the different Series and Classes thereof)  otherwise than as  provided  herein.  Each  such  resolution  shall be  incorporated  herein by reference  upon  adoption.  Any such  resolution  may be  amended  by a  further resolution of a majority of the Board of Trustees,  and if Shareholder  approval would be required to make such an  amendment  to the  language set forth in this
Declaration of Trust, such further resolution shall require the same Shareholder approval  that would be  necessary  to make such  amendment  to the language set forth in this  Declaration  of Trust.  Each  such  further  resolution  shall be incorporated herein by reference upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held in such separate and distinct  records  (directly or indirectly,  including through a nominee or otherwise)  and accounted for in such separate and distinct records  separately  from the assets and  liabilities  of the Trust or any other
Series.  Each Class of a Series shall be separate  and  distinct  from any other
Class of the Series.  As  appropriate,  in a manner  determined  by the Board of
Trustees,  the  liabilities  belonging  to any such Class of the Series shall be held and accounted for separately from the liabilities of the Trust,  the Series or any other Class of the Series and separate and distinct  records on the books of the Trust for the Class of the Series shall be  maintained  for this purpose.
Subject to Article II hereof,  each such Series shall  operate as a separate and distinct  investment medium,  with separately defined investment  objectives and policies.

     Shares of each Series (and Class thereof, where applicable) established and designated  pursuant to this Section 6, unless otherwise  provided to the extent permitted by the DSTA,  in the  resolution  establishing  and  designating  such
Series or Class, shall have the following rights, powers and duties:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively,  "General  Assets"),  the Board of  Trustees,  or an  appropriate officer as  determined  by the Board of Trustees,  shall  allocate  such General
Assets to,  between or among any one or more of the Series in such manner and on such  basis as the Board of  Trustees,  in its sole  discretion,  deems fair and equitable,  and any General  Asset so allocated to a particular  Series shall be held with respect to that Series. Each such allocation by or under the direction of the Board of Trustees shall be conclusive  and binding upon the  Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such
Series.  Such liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations,  costs, charges, reserves and expenses of the Trust which are not readily  identifiable  as being  liabilities held with respect to any particular Series (collectively, "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges,  reserves and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any  particular  Series,  shall be  limited  exclusively  to the  assets of that particular  Series as the source of payment of such credit,  claim, or contract.
In the absence of an express  contractual  agreement  so limiting  the claims of such creditors,  claimants and contract providers,  each creditor,  claimant and contract provider shall be deemed  nevertheless to have impliedly agreed to such limitation.

     Subject  to the  right of the  Board of  Trustees,  in its  discretion,  to allocate  General  Liabilities  as  provided  herein,  the  debts,  liabilities, obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to a  particular  Series,  whether  such  Series is now  authorized  and existing  pursuant to this  Declaration of Trust or is hereafter  authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only,  and not against the assets of any other  Series  or the  Trust  generally  and  none  of the  debts,  liabilities, obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to the Trust  generally or any other Series thereof shall be enforceable against the assets held with respect to such Series.  Notice of this  limitation on liabilities between and among Series shall be set forth in the Certificate of
Trust  to be filed  in the  Office  of the  Secretary  of State of the  State of
Delaware  pursuant  to the  DSTA,  and upon the  giving  of such  notice  in the
Certificate  of Trust,  the  statutory  provisions  of Section  3804 of the DSTA relating  to  limitations  on  liabilities  between  and among  Series  (and the statutory  effect  under  Section  3804 of  setting  forth  such  notice  in the
Certificate of Trust) shall become applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class. The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
redemption  and   liquidation   rights  of,  such  Class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions  and Redemptions.  Notwithstanding  any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend  or  distribution  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  redemption  of,  the  Shares of any Series or Class of such  Series shall be effected  by the Trust other than from the assets held with  respect to such Series,  nor, except as specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.

     (d) Voting.  On any matter  submitted  to a vote of the  Shareholders,  all
Shares shall be voted separately by individual Series, except: (i) when required by the 1940 Act,  Shares shall be voted in the  aggregate  and not by individual
Series;  and (ii) when the Trustees have  determined that the matter affects the interests  of more than one  Series,  then the  Shareholders  of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case any such matter shall be voted on by such Class or Classes.

     (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such Series (subject to the rights and  preferences  with respect to separate Classes of such Series).

     (f) Fractions.  A fractional Share of a Series shall carry  proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series.  The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable  law, to combine the assets and  liabilities  held with respect to any two or more Series into assets and liabilities held with respect to a single
Series;  provided,  however, that upon completion of such combination of Series, the interest of each  Shareholder in the combined  assets and  liabilities  held with  respect to the  combined  Series  shall  equal the  interest  of each such
Shareholder in the aggregate of assets and liabilities  held with respect to the
Series that were combined.

     (i) Dissolution or Termination.  No Shareholder as such shall be subject to any  personal  liability  whatsoever  to any  Person in  connection  with  Trust
Property or the acts, obligations or affairs of the Trust. Any particular Series shall be dissolved upon the occurrence of the applicable  dissolution events set forth in  Article  VIII,  Section 1 hereof.  Upon  dissolution  of a  particular
Series, the Trustees shall wind up the affairs of such Series in accordance with
Article VIII,  Section 1 hereof and thereafter,  rescind the  establishment  and designation  thereof. The Board of Trustees shall terminate any particular Class and rescind  the  establishment  and  designation  thereof  upon the vote of the holders of not less than a majority of the Shares  outstanding  and  entitled to vote of such Class. In addition,  at any time there are no Shares outstanding of a particular  Class,  the Board of Trustees may terminate such Class and rescind the  establishment and designation  thereof;  provided,  however,  that upon the rescission of the establishment and designation of any particular Series,  every
Class of such Series  shall  thereby be  terminated  and its  establishment  and designation rescinded. Each resolution of the Board of Trustees pursuant to this
Section 6(i) shall be incorporated herein by reference upon adoption.

     Section 7.  Indemnification of Shareholders.  No Shareholders as such shall be subject to any personal liability whatsoever to any Person in connection with
Trust  Property  or the acts,  obligations,  or  affairs  of the  Trust.  If any
Shareholder or former Shareholder shall be exposed to liability, charged or held personally  liable for any obligation or liability of the Trust,  by reason of a claim or  demand  relating  exclusively  to his or her  being or  having  been a
Shareholder of the Trust or a Shareholder of a particular  Series  thereof,  and not because of such Shareholder's  actions or omissions,  the Trust (upon proper and timely  request by the  Shareholder)  shall assume the defense  against such charge and satisfy any judgment or settlement  thereon,  and such Shareholder or former  Shareholder  (or,  in the case of a natural  Person,  his or her  heirs, executors,  administrators,  or other legal representatives or, in the case of a corporation or other entity,  its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such  Series  thereof,  as the case may be,  against all losses and expenses, including, without limitation, attorneys' fees arising from such claim or demand; provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such  Shareholder's  ownership of any Shares,  or
(ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.

                                  ARTICLE IV.

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

     (a) The  initial  Board of  Trustees  shall be  comprised  of the  Trustees entering into this  Declaration  of Trust on the date first written  above,  who shall hold office until the initial  Trustees  approve a  resolution  electing a
Board of  Trustees  to hold  office in  accordance  with  paragraph  (c) of this
Section 1. The  initial  Trustees  shall (i)  execute  and file,  or cause to be filed, the Certificate of Trust with the office of the Secretary of State of the
State of  Delaware,  and (ii)  execute a consent or consents in writing to adopt the By-Laws.  Each Trustee shall execute a counterpart  to this  Declaration  of
Trust.  In accordance with Section 3801 of the DSTA, each Trustee shall become a
Trustee  and be bound by this  Declaration  of Trust and the  By-Laws  when such
Person signs this  Declaration  of Trust as a Trustee  and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions  hereof and the  By-Laws,  so long as such  signatory or other Person continues in office in accordance with the terms hereof and the By-Laws.

     (b) The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees;
provided,  however,  that the number of Trustees  shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's  earlier  death,  resignation,  removal,  retirement or inability otherwise  to  serve,  or,  if sooner  than any of such  events,  until the next meeting of Shareholders  called for the purpose of electing  Trustees or consent of  Shareholders  in lieu thereof for the  election of  Trustees,  and until the election and qualification of his or her successor.

     (d) Any  Trustee  may be removed,  with or without  cause,  by the Board of
Trustees,  by action of a majority  of the  Trustees  then in office,  or by the
Shareholders,  upon the vote of the  holders  of 75% of the Shares  entitled  to vote.  Shareholders  shall have the power to remove a Trustee only to the extent provided by the 1940 Act.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to the secretary  of  the  Trust  or to a  meeting  of  the  Board  of  Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee thereof, as the case may be, were present and voted. A consent  transmitted  by electronic  transmission  (as defined in the DSTA) by a
Trustee  shall be deemed to be written and signed for purposes of this  Section.
All such  consents  shall be filed with the  secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum; and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the By-Laws,  shall have full  authority  and absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power and  control  to do all acts and things as the Board of  Trustees,  in its sole  discretion,  shall deem proper to  accomplish  the purposes of this Trust.
Without limiting the foregoing, the Board of Trustees,  subject to the requisite vote for such actions as set forth in this Declaration of Trust and the By-Laws, may:

  (i)     adopt By-Laws not inconsistent with applicable law or this Declaration of Trust;

  (ii)    amend,  restate and repeal such By-Laws,  subject to and in accordance with the provisions of such By-Laws;

  (iii)   fill  vacancies  on the  Board of  Trustees  in  accordance  with this
          Declaration  of Trust,  the By-Laws and the  requirements  of the 1940
          Act;

  (iv)    elect and remove such officers and appoint and  terminate  such agents as it considers  appropriate,  in accordance with this  Declaration of
          Trust and the By-Laws;

  (v)     establish  and  terminate  one or  more  committees  of the  Board  of
          Trustees pursuant to the By-Laws;

  (vi)    place Trust  Property  in custody as required by the 1940 Act,  employ one or more  custodians  of the  Trust  Property  and  authorize  such custodians  to employ  sub-custodians  and to place all or any part of such Trust Property with a custodian or a custodial system meeting the requirements of the 1940 Act;

  (vii)   retain a transfer  agent,  dividend  disbursing  agent,  a shareholder servicing  agent  or  administrative  services  agent,  or any  number thereof or any other service provider as deemed appropriate;

  (viii)  provide  for the  issuance  and  distribution  of  Shares  or other securities  or financial  instruments  directly or through one or more
          Principal Underwriters or otherwise;

  (ix)    retain one or more Investment Adviser(s);

  (x)     reacquire and redeem Shares on behalf of the Trust and transfer Shares pursuant to applicable law;

  (xi)    set record dates for the determination of Shareholders with respect to various  matters,  in the manner  provided in Article V,  Section 4 of this Declaration of Trust;

  (xii)   declare and pay dividends and  distributions to Shareholders  from the
          Trust Property,  in accordance with this  Declaration of Trust and the
          By-Laws;

  (xiii)  establish,  designate  and  redesignate,  from  time  to  time,  in accordance with the provisions of Article III,  Section 6 hereof,  any
          Series or Class thereof;

  (xiv)   hire  personnel  as staff  for the  Board of  Trustees  or,  for those
          Trustees who are not Interested  Persons of the Trust,  the Investment
          Adviser, or the Principal Underwriter, set the compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees;

  (xv)    retain special counsel, other experts and/or consultants for the Board of Trustees,  for those Trustees who are not Interested Persons of the
          Trust, the Investment  Adviser, or the Principal  Underwriter,  and/or
          for one or more of the  committees  of the Board of Trustees,  set the compensation  to be paid by the Trust to such special  counsel,  other experts  and/or  consultants,  and remove one or more of such  special counsel,  other experts and/or  consultants,  at the discretion of the
          Board of Trustees;

  (xvi)   engage in and prosecute,  defend,  compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings,  disputes, claims,  and  demands  relating  to the  Trust or any  Series or Class thereof,  and out of the assets of the Trust or a particular Series or
          Class,  as  applicable,  to pay or to  satisfy  any  debts,  claims or
          expenses  incurred  in  connection   therewith,   including  those  of
          litigation,  and such power shall  include,  without  limitation,  the power of the Trustees,  or any appropriate  committee thereof,  in the exercise of their or its good faith business judgment,  to dismiss any action,  suit,  proceeding,  dispute,  claim or demand,  derivative or otherwise,  brought by any person,  including a shareholder in its own name or in the name of the  Trust,  whether or not the Trust or any of the Trustees may be named  individually  therein or the subject matter arises by reason of business for or on behalf of the Trust; and

  (xvii)  in  general,  delegate  such  authority  as the  Board  of  Trustees considers  desirable to any officer of the Trust,  to any committee of the  Trust and to any  agent or  employee  of the Trust or to any such custodian, transfer, dividend disbursing, shareholder servicing agent,
          Principal Underwriter,  Investment Adviser, or other service provider, to the extent  authorized and in accordance  with this  Declaration of
          Trust, the By-Laws and applicable law.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration  of Trust and the By-Laws.  Any  determination  as to what is in the best  interests  of  the  Trust  or  any  Series  (or  Class)  thereof  and  its
Shareholders made by the Board of Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners or employees of the Trustees,  if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees, or any Affiliate,  shareholder, officer, director, partner or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein, may engage in, or possess an interest in, any business or venture other
than  the  Trust  or  any  Series  thereof,   of  any  nature  and  description,
independently  or with or for the  account  of others.  None of the  Trust,  any
Series thereof or any  Shareholder  shall have the right to participate or share in such  other  business  or  venture  or any  profit  or  compensation  derived therefrom.

     (c) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business  notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the By-Laws,  and except as otherwise  provided therein or  required  by  applicable  law,  the vote of not less than a majority  of the
Trustees  present at a meeting at which a quorum is present  shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate  the same to,  between or among such one or more of the Series or Class that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses,  fees, charges,  taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay  directly,  in advance or arrears,  for charges of the Trust's  custodian or transfer,  dividend  disbursing,  shareholder  servicing  or  similar  agent for services provided to such Shareholder,  an amount fixed from time to time by the
Board of Trustees, by setting off such amount due from such Shareholder from the amount  of  (i)  declared  but  unpaid  dividends  or  distributions  owed  such
Shareholder,  or (ii) proceeds  from the  redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the
Board of Trustees, at any time and from time to time, may contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series  thereof with any  corporation,  trust,  association  or other organization,  including any Affiliate;  and any such contract may contain such other  terms as the Board of  Trustees  may  determine,  including  without limitation,  delegation of authority to the Investment Adviser to determine from time to time  without  prior  consultation  with  the  Board  of  Trustees  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

     (b) The Board of  Trustees  also,  at any time and from  time to time,  may contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the shares of beneficial  interest  of the  Trust  or one or more  of the  Series  or  Classes thereof,  or for other  securities or financial  instruments to be issued by the
Trust, or appointing it or them to act as the administrator,  fund accountant or accounting agent,  custodian,  transfer agent,  dividend disbursing agent and/or shareholder  servicing  agent  for the  Trust  or one or more of the  Series  or
Classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services  to the  Trust  or one or more of its  Series,  as the  Board of
Trustees  determines to be in the best  interests of the Trust,  such Series and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of the contracts provided for in this Article IV, Section 7 or disqualify any Shareholder,  Trustee,  employee or officer of the Trust from voting upon or executing the same, or create any liability or  accountability to the Trust, any
Series  thereof or the  Shareholders;  provided  that the  establishment  of and performance  of each such  contract  is  permissible  under  the 1940  Act,  and provided further that such Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder,  director,  officer,  partner, trustee, employee,  manager, Adviser,  Principal Underwriter,  distributor,  or
          Affiliate  or  agent  of or for  any  Person,  or for  any  parent  or
          Affiliate  of any  Person,  with  which any type of  service  contract provided  for in this  Article  IV,  Section  7 may  have  been or may hereafter be made, or that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section  7 may  have  been or may hereafter  be made also has such a service  contract  with one or more other Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and the  Registration  Statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) A majority of the Shares entitled to vote at a  Shareholders'  meeting, which are present in person or represented by proxy,  shall  constitute a quorum at the  Shareholders'  meeting,  except when a larger quorum is required by this
Declaration of Trust, the By-Laws,  or applicable law, in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is  required,  a majority  of the Shares of each such Series or Class entitled to vote at a Shareholders'  meeting of such Series or Class,  which are present in person or  represented  by proxy,  shall  constitute  a quorum at the
Shareholders'  meeting of such Series or Class,  except when a larger  quorum is required by this Declaration of Trust, the By-Laws,  or applicable law, in which case such quorum shall comply with such requirements.

     (b) Subject to any provision of this Declaration of Trust, the By-Laws, the
1940 Act or other  applicable  law that  requires a different  vote:  (1) in all matters other than the election of Trustees, the affirmative "vote of a majority of the outstanding  voting securities" (as defined herein) of the Trust entitled to vote at a  Shareholders'  meeting at which a quorum is present,  shall be the act of the  Shareholders;  and (2) Trustees  shall be elected by not less than a plurality of the votes cast of the holders of Shares entitled to vote present in person or represented by proxy at a  Shareholders'  meeting at which a quorum is present.  Pursuant to Article III, Section 6(d) hereof, where a separate vote by
Series and, if applicable,  by Class is required,  the preceding  sentence shall apply to such separate votes by Series and Class.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting,  but will not be treated as votes cast at such  meeting.
Abstentions and broker non-votes,  therefore,  (i) will be included for purposes of  determining  whether  a quorum  is  present;  (ii)  will  have no  effect on proposals that require a plurality or any percentage of votes cast for approval;
but (iii) will have the same effect as a vote  "against" on proposals  requiring any  percentage of the  outstanding  voting  securities of the Trust,  Series or
Class, as applicable, for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action that may be taken at any meeting of  Shareholders  may be taken without a meeting and  without  prior  notice if a consent or consents in writing  setting forth the action so taken is or are signed by the  holders of a majority  of the
Shares entitled to vote on such action (or such different  proportion thereof as shall be  required  by law,  this  Declaration  of Trust or the  By-Laws for the approval of such  action),  and is/are  received by the  secretary of the Trust, either:  (i) by the date set by  resolution  of the  Board of  Trustees  for the
Shareholder  to vote on such action;  or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section  4(b) hereof.  The written  consent for any such action  may be  executed  in one or more  counterparts,  each of which  shall be deemed an original,  and all of which when taken together  shall  constitute one and the same instrument.  A consent  transmitted by electronic  transmission (as defined in the DSTA) by a  Shareholder  or by a Person or Persons  authorized to act for a  Shareholder  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder that has given a written consent or the Shareholder's proxyholder or a personal representative of the  Shareholder  or its  respective  proxyholder  may revoke  the  consent by a writing  received by the secretary of the Trust either:  (i) before the date set by resolution of the Board of Trustees for the shareholder  vote on such action;
or (ii) if no date is set by resolution  of the Board,  within 30 days after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  For purposes of determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than ninety (90) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

     (i)  the record date for  determining  Shareholders  entitled to notice of, and to vote at, a  meeting  of  Shareholders  shall be at the close of business on the day next  preceding  the day on which  notice is given or, if  notice is  waived,  at the close of  business  on the day next preceding the day on which the meeting is held; and

     (ii) the record date for determining  Shareholders  entitled to vote on any action by consent in writing  without a meeting of  Shareholders,  (1)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (2) when prior action of the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or Class  thereof who are entitled to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof
(other  than  in  connection  with  a  merger,  consolidation,   conversion,  or
reorganization,  which is governed by Article VIII of the Declaration of Trust), the Board of Trustees may:

     (i)  from  time to time fix a record  date,  which  record  date  shall not precede the date upon which the  resolution  fixing the record date is adopted,  and which record date shall not be more than sixty (60) days before the date for the  payment of such  dividend  and/or  such other distribution;

     (ii) adopt  standing  resolutions  fixing record dates and related  payment dates at periodic  intervals  of any  duration for the payment of such dividend and/or such other distribution; and/or

     (iii)delegate  to an  appropriate  officer  or  officers  of the  Trust the determination  of such  periodic  record  and/or  payments  dates with respect to such dividend and/or such other distribution.

     Nothing in this  Section  shall be  construed  as  precluding  the Board of
Trustees from setting different record dates for different Series or Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                  ARTICLE VI.

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

     (a) Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued,  shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value  thereof,  in addition to any amount of applicable sales charge to be paid to the Principal  Underwriter  or the selling  broker or dealer in connection with the sale of such Shares,  at which price the Shares of the Trust or such  Series or Class,  respectively,  shall be  offered  for sale, subject to any other requirements or limitations of the 1940 Act.

     (b)  Subject  to  Article  III,  Section 6 hereof,  the Board of  Trustees, subject to the 1940 Act, may prescribe and shall set forth in the By-Laws,  this
Declaration  of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or
Class  thereof,  or net  income  attributable  to the Shares of the Trust or any
Series  or Class  thereof  or the  declaration  and  payment  of  dividends  and distributions on the Shares of the Trust or any Series or Class thereof,  as the
Board of Trustees  may deem  necessary  or  desirable,  and such  dividends  and distributions  may vary  between  the  Classes of a Series to reflect  differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.

     (c) The  Shareholders  of the  Trust or any  Series  shall be  entitled  to receive  dividends and  distributions,  when, if and as declared by the Board of
Trustees  with respect  thereto.  No Share shall have any priority or preference over  any  other  Share  of  the  same  Series  with  respect  to  dividends  or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust or of such  Series  made  pursuant  to  Article  VIII,
Section 1 hereof.  All dividends and  distributions  shall be made ratably among all  Shareholders  of the Trust or a particular  Series from the Trust  Property held with respect to the Trust or such Series and Class  thereof,  respectively, according  to the  number  of  Shares  of such  Series  held of  record  by such
Shareholders on the record date for any dividend or distribution.  Dividends may be paid in cash or in kind.

     (d) Before  payment of any dividend there may be set aside out of any funds of the Trust,  or the applicable  Series  thereof,  available for dividends such sum(s)  as the  Board of  Trustees,  from  time to time,  may,  in its  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which it was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided in the Registration  Statement of the Trust relating to the Shares,  as such Registration Statement may be amended from time to time:

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request  directed to the Trust or a Person  designated  by the Trust that the Trust purchase such Shares and/or in accordance  with such other  procedures for  redemption  as the Board of Trustees  may from time to time  authorize.  If certificates  have been issued to a  Shareholder,  any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates  for such Shares in form for transfer,  together with such proof of the  authenticity  of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

     (b) The  Trust  shall  pay for such  Shares  the net  asset  value  thereof
(excluding any applicable  redemption  fee), in accordance with this Declaration of Trust,  the  By-Laws,  the 1940 Act and other  applicable  law.  Payments for
Shares so redeemed by the Trust shall be made in cash,  except  payment for such
Shares may, at the option of the Board of Trustees,  or such  officer(s)  as the
Board of Trustees may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind,  the
Board of Trustees, or its authorized officers, shall have absolute discretion as to what security or securities  of the Trust or the  applicable  Series shall be distributed  in kind and the  amount of the same;  and the  securities  shall be valued for purposes of distribution at the value at which they were appraised in computing  the then  current net asset value of the  Shares;  provided  that any
Shareholder  who cannot  legally  acquire  securities so  distributed in kind by reason of the  prohibitions  of the 1940 Act or the  provisions  of the Employee
Retirement Income Security Act of 1974, as amended, or any other applicable law,
shall   receive   cash.   Shareholders   shall  bear  the  expenses  of  in-kind
transactions,  including,  but not limited to, transfer  agency fees,  custodian fees and costs of disposition of such securities.

     (c) Payment by the Trust for such redemption of Shares shall be made by the
Trust  to the  Shareholder  within  seven  days  after  the  date on  which  the redemption  request is received  in proper  form  and/or  such other  procedures authorized by the Board of Trustees are complied with; provided,  however,  that if payment shall be made other than  exclusively  in cash,  any securities to be delivered  as part  of such  payment  shall  be  delivered  as  promptly  as any necessary transfers of such securities on the books of the several  corporations whose  securities  are to be delivered  practicably  can be made,  which may not necessarily  occur within such seven-day  period.  In no case shall the Trust be liable  for any  delay  of any  corporation  or  other  Person  in  transferring securities selected for delivery as all or part of any payment in kind.

     (d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations  may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the  "Exchange") is closed for other than weekends or holidays; (2) if permitted by the rules of the
Commission,  during periods when trading on the Exchange is  restricted;  or (3)
during  any  National  Financial  Emergency.  The  Board  of  Trustees,  in  its
discretion,  may declare that the  suspension  relating to a National  Financial
Emergency  shall  terminate,  as the case may be, on the first  business  day on which the Exchange shall have reopened or the period  specified above shall have expired (as to which,  in the absence of an official  ruling by the  Commission, the determination of the Board of Trustees shall be conclusive).

     (e) The  right  of any  Shareholder  of the  Trust or any  Series  or Class
thereof to receive  dividends or other  distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed,  except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase  price of such Shares  shall have been fixed,  as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees,  the Trust may,  from time to time,  without the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established, from time to time, by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII.

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a)  For the purpose of this Article,

     (i)  "Agent" means any Person who is or was a Trustee, officer, employee or other  agent of the Trust or is or was  serving at the  request of the
          Trust as a trustee,  director,  officer,  employee  or other  agent of another foreign or domestic corporation,  partnership,  joint venture, trust or other enterprise;

     (ii) "Disinterested  Trustee" is one (x) who is not an "Interested  Person"
          of the Trust (as  defined  in the 1940 Act,  including  anyone who has
          been  exempted  from  being  an  "Interested   Person"  by  any  rule,
          regulation or order of the  Commission),  and (y) against whom none of such actions,  suits or other  Proceedings or another action,  suit or other  Proceeding  on the same or similar  grounds is then or had been pending;

     (iii)"Expenses"  include  without   limitation   attorneys'  fees  and  any
          expenses  of  establishing  a  right  to  indemnification  under  this
          Article; and

     (iv) "Proceeding"  means any  threatened,  pending or  completed  action or proceeding, whether civil, criminal, administrative or investigative.

     (b) An Agent,  when acting in the Agent's capacity as such, shall be liable to the  Trust  and to any  Shareholder  solely  for  such  Agent's  own  willful misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties involved  in the  conduct  of such Agent  (such  conduct  referred  to herein as
"Disqualifying Conduct"), and for nothing else; and, subject to the foregoing, a
Trustee  shall not be liable for errors of  judgment or mistakes of fact or law.
Subject to the  foregoing,  and to the fullest  extent that  limitations  on the liability of Agents are permitted by the DSTA or other  applicable law, an Agent shall not be responsible or liable in any event for any act,  omission,  neglect or wrongdoing of any other Agent, and/or of any officer,  employee,  consultant,
Investment Adviser,  Principal  Underwriter,  administrator,  fund accountant or accounting agent,  custodian,  transfer agent,  dividend disbursing agent and/or shareholder servicing agent of the Trust.

     (c) No  Agent,  when  acting  in the  Agent's  capacity  as such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent provided in subsections  (b) of this Section 1, for any act,  omission or obligation of the Trust or any Trustee thereof.

     (d)  Each  Trustee,  officer  and  employee  of  the  Trust  shall,  in the performance  of his  or her  duties,  be  fully  and  completely  justified  and protected  with regard to any act or any failure to act resulting  from reliance in good faith upon the books of account or other  records of the Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees or by the Investment  Adviser,  the Principal  Underwriter,  any other
Agent, selected dealers, accountants, appraisers or other experts or consultants selected  with  reasonable  care by the  Trustees,  officers or employees of the
Trust,  regardless of whether such counsel or expert may also be a Trustee.  The officers  and  Trustees  may obtain the advice of counsel or other  experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable  law and their  respective  duties as officers or  Trustees.  No such officer or Trustee  shall be liable for any act or omission in  accordance  with such advice,  records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports.

     (e) The  officers  and  Trustees  shall  not be  required  to give any bond hereunder, nor any surety if a bond is required by applicable law.

     (f) The limitation on liability contained in this Article applies to events occurring at the time a Person  serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (g) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Trustee or officer of the Trust who was or is a party or is  threatened  to be made a party to any  Proceeding by reason of the fact that such Person is or was a Trustee or officer of the Trust, against Expenses,  judgments, fines, settlements and other amounts  actually and reasonably  incurred in connection with such Proceeding if such Person acted in good faith or in the case of a criminal proceeding,  had no reasonable  cause to believe  the  conduct  of such  Person  was  unlawful.  The termination  of any  Proceeding by judgment,  order or  settlement  shall not of itself create a  presumption  that such Person did not act in good faith or that such  Person had  reasonable  cause to believe  that such  Person's  conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability  arising  by reason of the  Disqualifying  Conduct  of the  Trustee or officer of the Trust, and in accordance  therewith,  no indemnification shall be provided hereunder to a Trustee or officer of the Trust:

     (i)  against any liability to the Trust or the  Shareholders by reason of a final  adjudication  by the  court  or other  body  before  which  the
          Proceeding  was  brought  that  the  Trustee  or  officer  engaged  in
          Disqualifying Conduct;

     (ii) with  respect to any matter as to which the  Trustee or officer  shall have been  finally  adjudicated  not to have acted in good faith or in the  reasonable  belief  that the action of the Trustee or officer was in, or not opposed to, the best interest of the Trust; or

     (iii)in the event of a  settlement  or other  disposition  not  involving a final  adjudication as provided in paragraphs  (b)(i) or (b)(ii) above resulting in a payment by a Trustee or officer,  unless there has been a  determination  that  such  Trustee  or  officer  did not  engage in
          Disqualifying Conduct

          (A)  (by the court or other body  approving  the  settlement  or other disposition or by a reasonable determination, based upon a review of  readily  available  facts (as  opposed  to a full  trial-type inquiry)  that the  Trustee  or  officer  did not  engage in such conduct;

          (B)  by vote of a majority of the Disinterested Trustees acting on the matter  (provided that a majority of the  Disinterested  Trustees then in office act on the matter); or

          (C)  by written opinion of independent legal counsel.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the Trustee or officer is proper in the  circumstances  by a majority vote of Disinterested  Trustees then in office, even though such number of Trustees shall be less than a quorum; a committee of such Trustees designated by majority vote of such Disinterested  Trustees then in office even though such number of Trustees shall be less than a quorum;  or by independent legal counsel in a written opinion.

     (d)  Indemnification by Trust of Agents.  Agents and employees of the Trust who are not Trustees or officers of the Trust may be indemnified  under the same standards and procedures described above, at the discretion of the Trustees.

     (e) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be  indemnified  as authorized  in this  Article;  provided that either:

          (i)  such  undertaking  is  secured  by a  surety  bond or some  other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (ii) a majority  of the  Disinterested  Trustees  acting on the matter
               (provided that a majority of the  Disinterested  Trustees then in office act on the matter) or an  independent  legal  counsel in a written opinion, shall determine,  based upon a review of readily available facts (as opposed to a full trial-type  inquiry),  that there is reason to believe that the recipient  ultimately will be found entitled to indemnification.

     (f) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect  any  right  to  indemnification  to which  Persons  may be  entitled  by contract, to the extent not inconsistent with applicable law, or otherwise under law.  Nothing  contained in this Article  shall affect the power of the Trust to purchase and maintain liability  insurance on behalf of any such Person. As used in this Article, Trustee or officer shall include such Person's heirs, executors and administrators.

          (i)  Notwithstanding  any provision to the contrary  contained herein, the terms and conditions of any contract entered into between the
               Trust and any independent  contractor that is or may be deemed an
               Agent, as a consequence of providing  services or products to the
               Trust pursuant to such contract,  shall take  precedence over the provisions of this Article and govern with respect to

               (A)  the liability of such  independent  contractor to the Trust, any Shareholder or any other Person,

               (B)  the  indemnification of, or advancement of Expenses to, such independent contractor by the Trust, and

               (C)  any  other   contractual   rights  or  obligations  of  such
                    independent contractor under such contract

               to the  extent  that  the  provisions  of,  and  the  rights  and obligations under, such contract are in conflict with, or are not addressed by, the provisions of this Article.

               (ii) All Persons extending credit to,  contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit,  contract or claim;
                    and neither the  Shareholders  nor the Trustees,  nor any of the Trust's  officers,  employees or Agents,  whether  past, present  or future,  shall be  personally  liable  therefor.
                    Every obligation, contract, instrument,  certificate, Share, other security of the Trust or undertaking,  and every other act or thing  whatsoever  executed  in  connection  with the
                    Trust shall be  conclusively  presumed to have been executed or done by the executors  thereof only in their  capacity as
                    Trustees  of the  Trust or in their  capacity  as  officers, employees or Agents of the Trust and not personally.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase, with Trust Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if (i) such  Shareholder or Shareholders  own not less than 25% of the Shares, and (ii) such Shareholder or Shareholders first make a pre-suit  demand upon the Board of  Trustees to bring the subject  action unless an effort to cause the Board of Trustees to bring such action is excused.
A demand on the Board of  Trustees  shall only be  excused if a majority  of the
Board of Trustees,  or a majority of any committee  established  to consider the merits of such action,  has a material personal financial interest in the action at issue.  A Trustee shall not be deemed to have a material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  Investment Adviser or
Principal Underwriter.

                                 ARTICLE VIII.

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

     (a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority  of the  Shares of the Trust  entitled  to vote,  or (ii) at the discretion of the Board of Trustees,  either (A) at any time there are no Shares outstanding  of the Trust,  or (B) upon at least thirty (30) days' prior written notice to the Shareholders of the Trust; or

     (b) With respect to a particular  Series,  (i) upon the vote of the holders of not less than a majority  of the Shares of such Series  entitled to vote,  or
(ii) at the  discretion  of the Board of Trustees,  either (A) at any time there are no Shares outstanding of such Series, or (B) upon at least thirty (30) days'
prior written notice to the Shareholders of such Series; or

     (c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust (including Article VIII Section 2) or the DSTA; or

     (d) With respect to any Series,  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent,  conditional or unmatured claims and obligations known to the Trust, and all claims and  obligations  that are known to the Trust,  but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including,  without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of record by the  several  Shareholders,  on the date for such  dissolution distribution; provided, however, that if the Shares of a Series are divided into
Classes thereof,  any remaining assets  (including,  without  limitation,  cash, securities or any combination thereof) held with respect to such Series shall be distributed  to each  Class of such  Series  according  to the net  asset  value computed for such Class and within such particular  Class,  shall be distributed ratably to the  Shareholders  of such Class according to the number of Shares of such  Class  held of record  by the  several  Shareholders  on the date for such dissolution  distribution.  Upon the winding up of the Trust in accordance  with
Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the
Secretary of State of the State of Delaware in accordance with the provisions of
Sections 3810, 3811 and 3812 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization; Transfer or
Continuance.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state of the  United  States  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required by the 1940 Act;  provided,  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the Shareholders of such merger or consolidation. By reference to  Section  3815(f)  of the DSTA,  any  agreement  of  merger or  consolidation approved in accordance with this Section 2(a) may,  without a Shareholder  vote, unless required by the 1940 Act, or any other  provision of this  Declaration of
Trust or the By-Laws,  effect any amendment to this  Declaration of Trust or the
By-Laws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting  statutory  trust in the merger or  consolidation,  which amendment or new governing  instrument  shall be effective at the effective time or date of the merger or  consolidation.  In all  respects  not  governed by the
DSTA,  the 1940 Act, or other  applicable  law, the Board of Trustees shall have the  power to  prescribe  additional  procedures  necessary  or  appropriate  to accomplish a merger or consolidation,  including the power to create one or more separate  statutory trusts to which all or any part of the assets,  liabilities, profits  or  losses  of the  Trust may be  transferred  and to  provide  for the conversion of Shares into beneficial  interests in such separate statutory trust or trusts.  Upon completion of the merger or consolidation,  if the Trust is the surviving or resulting  statutory trust, any one (1) Trustee shall execute,  and cause to be filed, a certificate of merger or  consolidation  in accordance with
Sections 3811, 3812 and 3815 of the DSTA.

     (b)  Conversion.  The  Board  of  Trustees,  by vote of a  majority  of the
Trustees,  may cause (i) the Trust to convert to an "other business  entity" (as defined in Section  3801 of the DSTA) as  permitted  pursuant to Section 3821 of the  DSTA;  (ii) the  Shares of the Trust or any  Series  to be  converted  into beneficial  interests in another  statutory  trust (or series  thereof)  created pursuant  to this  Section 2 of this  Article  VIII;  or (iii) the  Shares to be exchanged  under or  pursuant  to any state or  federal  statute  to the  extent permitted by law.  Any such  statutory  conversion,  Share  conversion  or Share exchange  shall not  require  the vote of the  Shareholders  unless such vote is required by the 1940 Act;  provided,  however,  that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders  of the Trust of any  conversion  of Shares of the  Trust  pursuant  to  Subsections
(b)(i) or (b)(ii) of this Section 2 or exchange of Shares of the Trust  pursuant to  Subsection  (b)(iii) of this Section 2, and at least thirty (30) days' prior written notice to the  Shareholders of a particular  Series of any conversion of
Shares of such  Series  pursuant  to  Subsection  (b)(ii)  of this  Section 2 or exchange  of Shares of such  Series  pursuant  to  Subsection  (b)(iii)  of this
Section 2. Upon  receipt of the  approval  necessary  to convert the Trust to an
"other business entity" pursuant to Subsection (b)(i) above, any one (1) Trustee shall  execute,  and cause to be filed,  a certificate  of  conversion  with the office of the  Secretary  of State of the State of Delaware in  accordance  with
Sections  3811,  3812 and 3821 of the DSTA.  In all respects not governed by the
DSTA,  the 1940 Act, or other  applicable  law, the Board of Trustees shall have the  power to  prescribe  additional  procedures  necessary  or  appropriate  to accomplish a statutory conversion, Share conversion or Share exchange, including the power to create one or more  separate  statutory  trusts to which all or any part  of  the  assets,  liabilities,  profits  or  losses  of the  Trust  may be transferred  and to  provide  for the  conversion  of Shares of the Trust or any
Series thereof into  beneficial  interests in such separate  statutory  trust or trusts (or series thereof).

     (c)  Reorganization.  The Board of  Trustees,  by vote of a majority of the
Trustees,  may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or  substantially all of the assets  associated with any one or more Series ("sale of such Series'
assets"), to another trust, statutory trust,  partnership,  limited partnership, limited liability company,  corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets  associated  with one or more other  Series of the  Trust,  in exchange for cash, shares or other securities (including, without limitation, in the case of a  transfer  to another  Series of the  Trust,  Shares of such other
Series) with such sale,  conveyance  and transfer  either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities  associated with the Series the assets of which are so transferred, as applicable, or (b) not being made subject to, or not with the assumption of, such  liabilities.  Any such sale,  conveyance and transfer shall not  require the vote of the  Shareholders,  unless such vote is required by the
1940 Act; provided,  however,  that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders  of the Trust of any such sale of Trust assets,  and at least thirty (30) days' prior written  notice to the  Shareholders of a particular  Series of any sale of such Series' assets.
Following such sale of Trust assets, the Board of Trustees shall distribute such cash,  shares or other  securities  ratably among the  Shareholders of the Trust
(giving due effect to the assets and  liabilities  associated with and any other differences  among the various Series the assets associated with which have been so sold,  conveyed and transferred,  and due effect to the differences among the various  classes  within each such  Series).  Following  a sale of such  Series'
assets,  the Board of  Trustees  shall  distribute  such  cash,  shares or other securities  ratably among the  Shareholders of such Series (giving due effect to the differences  among the various  classes within each such Series).  If all of the assets of the Trust have been so sold,  conveyed and transferred,  the Trust shall be  dissolved,  and if all of the  assets  of a Series  have been so sold, conveyed and  transferred,  such Series shall be dissolved.  In all respects not governed  by the  DSTA,  the 1940  Act or other  applicable  law,  the  Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate  to accomplish  such sale,  conveyance  and transfer,  including the power to create one or more separate  statutory  trusts to which all or any part of the assets,  liabilities,  profits or losses of the Trust may be  transferred and to provide for the  conversion of Shares into  beneficial  interests in such separate statutory trust or trusts.

     (d)  Transfer or  Continuance.  Pursuant to Section  3823 of the DSTA,  the
Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to transfer to or domesticate  in any  jurisdiction,  other than any state,  and in connection therewith, may elect to continue the Trust's existence as a statutory trust in the State of Delaware. Any such transfer,  domestication or continuance shall not require the vote of the  Shareholders  unless such vote is required by the 1940 Act;  provided,  however,  that the Board of Trustees  shall provide at least thirty (30) days' prior written notice to the Shareholders of the Trust of any such transfer,  domestication  or continuance.  Upon receipt of the approval necessary for such transfer,  domestication or continuance,  any one (1) Trustee shall execute, and cause to be filed, a certificate of transfer,  if the Trust's existence  as a  statutory  trust in the State of  Delaware  is to  cease,  or a certificate of transfer and continuance if the Trust's  existence as a statutory trust in the State of Delaware is to continue, in accordance with Sections 3811,
3812 and 3823 of the DSTA.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders to a master fund, or to become master funds to which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any  proposal  or action  involving  the Trust or any Series or Class thereof.

                                  ARTICLE IX.

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of Trust or the 1940 Act,  by  approval  of such  amendment  by the
Shareholders  in  accordance  with Article  III,  Section 6 hereof and Article V hereof.  Any  such  restatement  and/or  amendment  hereto  shall  be  effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees,  without  Shareholder  approval,  to make any change  therein to conform  the  Certificate  of Trust to any  amendment  in the
Declaration  of Trust or By-Laws or to correct any  inaccuracy  contained in the
Certificate of Trust. Any such  restatement  and/or amendment of the Certificate of Trust shall be  executed  by at least one (1) Trustee and shall be  effective immediately  upon its filing  with the office of the  Secretary  of State of the
State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X.

                                  MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to "herein,"  "hereof' and
"hereunder,"  shall  be  deemed  to  refer  to this  Declaration  of Trust as so restated and/or amended,  rather than the article or section in which such words appear.  Headings are placed herein for  convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of  counterparts,  each of which shall be deemed an original,  and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 2. Applicable Law. This  Declaration of Trust is executed by all of the Trustees and delivered  with reference to the DSTA and the laws of the State of Delaware,  and the rights of all parties and the validity and construction of every provision  hereof shall be subject to and construed  according to the DSTA and the laws of the  State  of  Delaware  (unless  and to the  extent  otherwise provided  for and/or  preempted  by the Code,  the 1940 Act or other  applicable federal securities laws); provided,  however, that there shall not be applicable to the Trust,  the Trustees or this  Declaration of Trust: (a) the provisions of
Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws
(statutory or common) of the State of Delaware (other than the DSTA)  pertaining to trusts that are inconsistent with the rights, duties, powers,  limitations or liabilities  of the  Trustees set forth or  referenced  in this  Declaration  of
Trust.  The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting the provisions  hereof,  the Trust may exercise all powers that are ordinarily exercised by a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee  and  beneficial  owner  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal  relationship other than a statutory trust pursuant to the DSTA, except to the  extent  such  trust  (or any  Series  and  Class  thereof)  is deemed to constitute a partnership  or an association  taxable as a corporation  under the
Code and  applicable  by-laws.  Nothing in this  Declaration  of Trust  shall be construed to make the  Shareholders,  either by themselves or with the Trustees, partners  or members of a joint  stock  association,  except to the extent  such trust (or Series and Class  thereof) is deemed to constitute a partnership or an association  taxable as a corporation  under the Code and  applicable  state tax laws.  Nothing  in this  Declaration  of Trust  shall be  construed  to make the
Shareholders,  either by themselves or with the Trustees, partners or members of a joint stock  association  except to the extent such Shareholders are deemed to be partners or shareholders under the Code and applicable state tax laws.

     Section  5. Use of  Names.  The  Board of  Trustees  expressly  agrees  and acknowledges  that  the  name  "MGI"  is the  sole  property  of  Mercer  Global
Investments,  Inc.  ("Mercer").  Mercer has granted to the Trust a non-exclusive license to use such name as part of the names of the Trust and the  Series,  now and  in  the  future.  The  Board  of  Trustees  further  expressly  agrees  and acknowledges that the non-exclusive  license granted herein may be terminated by
Mercer if the Trust ceases to use Mercer or one of its  Affiliates as Investment
Adviser or to use other Affiliates or successors of Mercer for such purposes. In such event,  the  nonexclusive  license may be revoked by Mercer,  and the Trust shall cease using the name "MGI," or any name misleadingly implying a continuing relationship  between the Trust and Mercer or any of its Affiliates,  as part of its name  unless  otherwise  consented  to by  Mercer  or any  successor  to its interests in such names.

     The Board of Trustees further understands and agrees that so long as Mercer and/or any future  advisory  Affiliate of Mercer shall  continue to serve as the
Trust's  Investment  Adviser,  other registered  open- or closed-end  investment companies  ("funds") as may be sponsored or advised by Mercer or its  Affiliates shall  have the right  permanently  to adopt and to use the name  "MGI" in their names and in the names of any series or class of shares of such funds.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first written above.

                                          /s/Barry McInerney
                                          Barry McInerney

                                          /s/David M. Goldenberg
                                          David M. Goldenberg

                                          /s/Richard Joseph
                                          Richard Joseph

                 THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

                                  Investors Way
                                Norwood, MA 02062